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                                                                    EXHIBIT 3.2

                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                                    HARRIER, INC.


     Harrier, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:


     I. The amendments to the Corporation's Certificate of Incorporation set forth below were duly adopted in accordance with the provisions of Section 242 and have been consented to in writing by the directors pursuant to a Unanimous Written Consent of the Directors effective as January 5, 1998 and by the stockholders of the Corporation at an annual meeting held on September 11, 1998, in accordance with Section 216 of the General Corporation Law of the State of Delaware.

     II. ARTICLE I of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

                                      "ARTICLE I
                                         NAME

           The name of the corporation (the "Corporation") shall be COPE, Inc."

     III. Section (e) of ARTICLE IV of the Corporation's Certificate of Incorporation is amended by adding subsection (iv) to read as follows:

           "(iv)    Each share of Common Stock outstanding on the effective date of this Certificate of Amendment shall be automatically converted into 58 shares of Common Stock and in lieu of fractional shares, each share so converted shall be rounded up to the next highest number of full shares of Common Stock."

     IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this 11th day of September, 1998.


                              HARRIER, INC.


                              By:/s/ Kevin DeVito
                                 --------------------------------------------
                                   Kevin DeVito, Chief Executive Officer